Exhibit 20.1

                      MONTHLY SERVICER'S CERTIFICATE
                     First National Bank of Commerce
                          New Orleans, Louisiana
                    First NBC Credit Card Master Trust
                                Series 1997-1

                    For the 11/10/97 Determination Date
                          For the 3rd Monthly Period

    The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.


  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is November 10, 1997, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $125,035,358.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,614,093.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $111,421,265.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $827,805,633.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $527,805,633.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
(a) Trust Activity                                              Total Trust
   ===================================================       =================
    Beginning Aggregate Principal Receivables                    830,958,032
    Beginning Excess Funding Account Balance                              -
    Beginning Total Principal Balance                            830,958,032
    Collections of Finance Charge Receivables                     13,614,093
    Discount Percentage                                                   -
    Discount Option Receivables Collections                               -
    Net Recoveries                                                        -
    Total  Collections of Finance Charge Receivables              13,614,093
    Total Collections of Principal Receivables                   111,421,265
    Net Default Amount                                             3,856,118
    Minimum Aggregate Principal Receivables Balance              300,000,000
    Ending Aggregate Principal Receivables                       827,805,633
    Ending Excess Funding Account Balance                                 -
    Ending Total Principal Balance                               827,805,633

(b) Series Allocations                             Series 1997-1   All Series
   ======================================        ==============================
    Group Number                                               1
    Investor Interest                                300,000,000   300,000,000
    Adjusted Investor Interest                       300,000,000   300,000,000
    Principal Funding Account Balance                         -             -
    Minimum Transferor Interest                       57,946,394    57,946,394

(c) Group I Allocations                            Series 1997-1 Total Group I
   ======================================        ==============================
    Investor Finance Charge Collections                4,915,082     4,915,082

    Investor Monthly Interest                          1,545,591     1,545,591
    Investor Monthly Fees (Servicing Fee)                500,000       500,000
    Investor Default Amounts                           1,392,171     1,392,171
    Investor Additional Amounts                               -             -
    Total                                              3,437,762     3,437,762

    Reallocated Investor Finance Charge Collections    4,915,082     4,915,082
    Available Excess                                   1,477,320     1,477,320


 12 Series 1997-1 Certificates
                                            Series 1997-1 Total Investor Transferor's
(a) Investor/Transferor Allocations          Allocations     Interest      Interest
   ===================================================================================
    Beginning Investor/Transferor Amounts    830,958,032   300,000,000   530,958,032
    Beginning Adjusted Investor Interest     830,958,032   300,000,000   530,958,032
    Floating Investor Percentage               100.00000%     36.10291%     63.89709%
    Fixed Investor Percentage                         -             -             -
    Collections of Finance Chg. Receivables   13,614,093     4,915,082     8,699,011
    Collections of Principal Receivables     111,421,265    40,226,308    71,194,957
    Net Default Amount                         3,856,118     1,392,171     2,463,947

    Ending Investor/Transferor Amounts       827,805,633   300,000,000   527,805,633


Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)


                                                                       Collateral
(b) Monthly Period Funding Requirements     Class A       Class B       Interest        Total
   ==============================================================================================
    Principal Funding Account                    -             -             -              -
    Principal Funding Investment Proceeds        -             -             -              -
    Withdrawal from Reserve Account              -             -             -              -
    Available Reserve Account Amount             -             -             -              -
    Required Reserve Account Amount              -             -             -              -

    Coupon October15 - November 14          6.15000%      6.35000%      6.22500%       6.16888%
    Floating Investor Percentage           31.22901%      2.52720%      2.34669%      36.10290%
    Fixed Investor Percentage                    -             -             -              -
    Investor Monthly Interest             1,329,938       111,125       104,528      1,545,591
    Overdue Monthly Interest                     -             -             -              -
    Additional Interest                          -             -             -              -
            Total Interest Due            1,329,938       111,125       104,528      1,545,591
    Investor Default Amounts              1,204,228        97,452        90,491      1,392,171
    Investor Monthly Fees                   432,500        35,000        32,500        500,000
    Investor Additional Amounts                  -             -             -              -
            Total Due                     2,966,666       243,577       227,519      3,437,762



(c) Certificates - Balances and                                     Collateral
    Distributions                        Class A       Class B       Interest        Total
   =============================================================================================
    Beginning Investor Interest        259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin.
     Funding Account                            -             -             -              -
    Principal Payments                          -             -             -              -
    Interest Payments                    1,329,938       111,125       104,528      1,545,591
    Total Payments                       1,329,938       111,125       104,528      1,545,591
    Ending Investor Interest           259,500,000    21,000,000    19,500,000    300,000,000


(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                   -
    4.  Amount of Payment in respect of Class A Additional Interest                        -
    5.  Amount of Payment in respect of Class A Principal                                  -

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                       -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate
        principal amount                                                                   -
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                 -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000
        original principal amount                                                          -
    5.  The amount, if any, by which the outstanding Principal Balance of the Class A Certificates exceeds the Class A Adjusted Investor Interest
        after giving effect to all transactions on such Distribution Date                  -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                   -
    4.  Amount of Payment in respect of Class B Additional Interest                        -
    5.  Amount of Payment in respect of Class B Principal                                  -


Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses
    (c), (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                  -
    2.  Amount of reductions in Class B Investor Interest per $1,000 original
        certificate principal amount                                                       -
    3.  Total amount reimbursed in respect of reductions of Class B Investor
        Interest                                                                           -
    4.  Amount reimbursed in respect of reductions of Class B Investor
        Interest per $1,000 original certificate principal amount                          -
    5.  The amount, if any, by which the outstanding Principal Balance of the
        Class B Certificates exceeds the Class B Investor Interest after giving
        effect to all transactions on such Distribution Date                               -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           5.360410
    2.  Amount of distribution in respect of Collateral Monthly Interest             5.360410
    3.  Amount of distribution in respect of Collateral Overdue Interest                   -
    4.  Amount of distribution in respect of Collateral Monthly Principal                  -

(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
    and (e) of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                        -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest            -

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     4,251,546

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                              -
         c.  Class A Additional Interest                                                   -
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,204,228

         f.   Excess Spread                                                         1,284,880

    2.  Class B Available Funds                                                       344,055

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                              -
         c.  Class B Additional Interest                                                   -
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            197,930

    3.  Collateral Holder Available Funds                                             319,481

         a.  Excess Spread                                                            319,481

    4.  Total Excess Spread                                                         1,802,291
Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections
    Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                    1,802,291
     2.  Excess Finance Charge Collections                                                 -
     3.  Applied to fund Class A Required Amount                                           -
     4.  Unreimbursed Class A Investor Charge-Offs                                         -
     5.  Applied to fund Class B Required Amount                                       97,452
     6.  Reductions of Class B Investor Interest treated as Available
         Principal Collections                                                             -
     7.  Applied to Collateral Monthly Interest and unpaid Collateral
         Monthly Interest                                                             104,528
     8.  Applied to Collateral Interest Servicing Fee and any overdue
         Collateral Interest Servicing Fee                                             32,500
     9.  Collateral Investor Default Amount treated as Available Principal
         Collections                                                                   90,491
    10. Reductions of Collateral Interest treated as Available Principal
        Collections                                                                        -
    11. Deposit to Reserve Account (if required)                                           -
    12. Applied to other amounts owed to Collateral Interest Holder                        -
    13. Balance to constitute Excess Finance Charge Collections for other
        series                                                                      1,477,320

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                 15,256,685
    2.  60-89 days                                                                 10,299,716
    3.  90 days and over                                                           14,281,786
    4.  Total 30+ days delinquent                                                  39,838,187

(b) Base Rate
         a.  Current Monthly Period                                                     8.169%
         b.  Prior Monthly Period                                                       8.171%
         c.  Second Prior Monthly Period                                                8.169%
(c) Three Month Average Base Rate                                                       8.170%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                  14.09164%
         b.  Prior Monthly Period                                                    15.40304%
         c.  Second Prior Monthly Period                                             15.93157%
(e) Three Month Average Portfolio Yield                                              15.14208%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                   5.92264%
         b.  Prior Monthly Period                                                     7.23204%
         c.  Second Prior Monthly Period                                              7.76257%
(g) Three Month Average Excess Spread Percentage                                      6.97242%

(h) Monthly Payment Rate (total collections/beginning aggregate principal
    receivables)                                                                     15.04713%

(i) Portfolio Adjusted Yield                                                          5.42264%



    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of November, 1997.

                         First National Bank of Commerce, as Servicer

                         By:   /s/ Anne M. Lacourrege
                            --------------------------------------
                         Name:  Anne M. Lacourrege
                         Title:  Vice President